EXHIBIT 99.1

Wyndham Worldwide Reports Fourth Quarter and Full Year 2012 Earnings

Full Year Adjusted EPS Growth of 30%

Increases Dividend 26%

Increases EPS and EBITDA Guidance for 2013

PARSIPPANY, N.J. (February 6, 2013) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2012.

Highlights:

•

Fourth quarter adjusted diluted earnings per share (EPS) was $0.63, compared with $0.47 in the fourth quarter of 2011, an increase of 34%. Fourth quarter 2012 reported diluted EPS was $0.57, an increase of 54% from the same period in 2011.

•	Free cash flow increased to $796 million for the year ended December 31, 2012, compared with $764 million in 2011.

•

The Company’s Board of Directors authorized an increase in the quarterly cash dividend to $0.29 from $0.23 per share, beginning with the dividend that is expected to be declared in the first quarter of 2013.

•

During the quarter, the Company repurchased 2.9 million shares of its common stock for $151 million. For the full year, the Company spent $623 million to repurchase 12.9 million shares of its common stock.

“I’m pleased by our 30% adjusted EPS growth in 2012, especially coming off of 25% growth in 2011. These results reflect the momentum in our business, the strong execution by our teams and a capital allocation philosophy that works for shareholders,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide.

FOURTH QUARTER 2012 OPERATING RESULTS

Fourth quarter revenues increased 9% from the prior year period to $1.1 billion. The increase primarily reflects growth in the Company’s lodging and vacation ownership businesses.

For the fourth quarter of 2012, adjusted net income was $89 million, or $0.63 per diluted share, compared with $73 million, or $0.47 per diluted share, for the same period in 2011. The increase in adjusted net income primarily reflects stronger operating results at the Company’s lodging and vacation ownership businesses. EPS also benefited from the Company’s share repurchase program, which reduced fourth quarter weighted average share count by 8% compared with the same period in 2011.

Reported net income for the fourth quarter of 2012 was $81 million, or $0.57 per diluted share, compared with net income of $56 million, or $0.37 per diluted share, for the fourth quarter of 2011. Reported net income included several items not included in adjusted net income. The net effect of these items was a reduction to net income of $8 million in the fourth quarter of 2012 and $17 million in the fourth quarter of 2011. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

FULL YEAR 2012 OPERATING RESULTS

Revenues for full year 2012 were $4.5 billion, an increase of 7% over the prior-year period. The revenue increase resulted from growth in the lodging and vacation ownership businesses, partially offset by adverse foreign exchange translation impacts in the vacation exchange and rentals business.

Adjusted net income for the full year 2012 was $469 million, or $3.23 per diluted share, compared with $414 million, or $2.49 per diluted share, for the prior year. The increase in adjusted net income primarily reflects stronger operating results at the Company’s lodging and vacation ownership businesses. EPS also benefited from the Company’s share repurchase program, which reduced weighted average diluted share count by 13% compared with 2011.

Reported net income for full year 2012 was $400 million, or $2.75 per diluted share, compared with net income of $417 million, or $2.51 per diluted share, for the prior-year period. Reported net income included several items not included in adjusted net income. The net effect of these items reduced full year 2012 net income by $69 million and increased full year 2011 net income by $3 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow increased to $796 million in the year ended December 31, 2012 compared with $764 million in 2011, which included a $67 million benefit from a refund of value added taxes and related interest income. The growth of free cash flow largely reflects debt refinancing transactions and lower capital expenditures. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the year ended December 31, 2012, cash provided by operating activities was $1.0 billion, flat compared with the prior year.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $223 million in the fourth quarter of 2012, an increase of 19%, compared with the fourth quarter of 2011. The increase primarily reflects RevPAR gains, incremental revenues associated with the Company’s owned hotels and higher intersegment licensing fees for use of the Wyndham brand trade name.

Adjusted EBITDA was $62 million, an increase of 51% compared with the fourth quarter of 2011. The increase largely reflects RevPAR gains, cost savings and higher intersegment licensing fees.

Domestic RevPAR increased 6% compared with the fourth quarter of 2011, while system-wide RevPAR increased 4%.

As of December 31, 2012, the Company’s hotel system consisted of over 7,340 properties and 627,400 rooms. The development pipeline included approximately 930 hotels and 110,700 rooms, of which 59% were new construction and 56% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $293 million in the fourth quarter of 2012, compared with $291 million in the fourth quarter of 2011. In constant currency and excluding the impact of acquisitions, revenues were flat.

Exchange revenues were $153 million, an increase of 2% compared with the fourth quarter of 2011. In constant currency, exchange revenues were up 1% as a 3% increase in exchange revenue per member was partially offset by the impact of a 2% decline in the average number of members. The decline in the average number of members was due to the non-renewal of an affiliation agreement at the beginning of 2012.

Vacation rental revenues were $125 million, flat compared with the fourth quarter of 2011, reflecting a 3% increase in transaction volume offset by a 2% decrease in the average net price per vacation rental.

Adjusted EBITDA for the fourth quarter of 2012 was $42 million, excluding $14 million of charges and impairments, up 11% compared with the prior-year period. Excluding the impact of acquisitions and the net effect of foreign currency, adjusted EBITDA increased by 3% compared with the prior year period, primarily due to operating efficiencies in the business.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $590 million in the fourth quarter of 2012, a 12% increase over the fourth quarter of 2011. Excluding the acquisition of Shell Vacations Club, revenues increased 6%, primarily reflecting increased VOI sales and higher resort management fees.

Gross VOI sales were $435 million in the fourth quarter of 2012, up 6% from the fourth quarter of 2011, primarily reflecting a 6% increase in tour flow, supported by the Shell acquisition.

Adjusted EBITDA for the fourth quarter of 2012 was $144 million, excluding $2 million of acquisition related restructuring costs, compared with EBITDA of $139 million in the fourth quarter of 2011, a 4% increase. Such increase was primarily due to the revenue increases and the impact of the Shell acquisition, partially offset by higher general and administrative costs and incremental intersegment licensing fees.

Other Items

•	During 2013, the Company repurchased an additional 1.1 million shares for $60 million through February 5. The Company has $447 million remaining on its current share repurchase authorization.

•

Net interest expense in the fourth quarter of 2012 was $33 million, a decrease of $3 million from the fourth quarter of 2011, primarily due to lower interest rates offsetting higher average borrowings.

Balance Sheet Information as of December 31, 2012:

•	Cash and cash equivalents of $195 million, compared with $142 million at December 31, 2011

•	Vacation ownership contract receivables, net, of $2.9 billion, compared with $2.8 billion at December 31, 2011

•	Vacation ownership and other inventory of $1.1 billion, unchanged from December 31, 2011

•	Securitized vacation ownership debt of $2.0 billion, compared with $1.9 billion at December 31, 2011

•

Long-term debt of $2.6 billion, compared with $2.2 billion at December 31, 2011. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $631 million, compared with $771 million as of December 31, 2011

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2013, the Company raises guidance as follows:

•	Revenues of $4.925 - $5.100 billion, up from $4.90 – $5.05 billion

•	EBITDA of $1.140 - $1.165 billion, up from $1.125 – $1.150 billion

•	EPS of $3.57 - $3.70, up from $3.50 - $3.60

•	Weighted average diluted shares of 140 million, down from 143 million

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and the Company’s guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, February 6, 2013 at 8:30 a.m. EST. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EST on February 6, 2013. The conference call may also be accessed by dialing (888) 942-9868 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EST on February 6, 2013, at (888) 473-0137.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted EBITDA and EPS to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands. The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with over 7,340 franchised hotels and 627,400 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 103,000 vacation properties in 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of 190 vacation ownership resorts serving approximately 915,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,500 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, dividends and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 24, 2012. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the three months ended December 31, 2012 and 2011:

	Three Months Ended December 31,
	2012			2011
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$223	$62		$188	$(3	)(e)
Vacation Exchange and Rentals	293	28	(b)	291	38
Vacation Ownership	590	142	(c)	527	139

Total Reportable Segments	1,106	232		1,006	174
Corporate and Other (a)	(12)	(28	)(d)	(6)	(26)

Total Company	$1,094	$204		$1,000	$148

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders

EBITDA		$204			$148
Depreciation and amortization		49			45
Interest expense		35			37
Interest income		(2)			(1)

Income before income taxes		122			67
Provision for income taxes		41			11

Net income attributable to Wyndham shareholders		$81			$56

(a)	Includes the elimination of transactions between segments.
(b)

Includes (i) a non-cash impairment charge of $8 million for the write-down of the ResortQuest and Steamboat Resorts tradenames, (ii) $5 million of restructuring costs incurred as a result of organizational realignment initiatives commenced during 2012 and (iii) $1 million of acquisition costs incurred in connection with the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).

(c)	Includes $2 million of restructuring costs associated with the Company’s acquisition of Shell Vacations Club (September 2012).
(d)	Includes $2 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(e)	Includes non-cash impairment charges of $44 million primarily related to the write-down of certain franchise and management agreements and development advance notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended December 31, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Three Months Ended December 31,
	2012		2011
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$223	$62	$188	$41
Vacation Exchange and Rentals	293	42	291	38
Vacation Ownership	590	144	527	139

Total Reportable Segments	1,106	248	1,006	218
Corporate and Other	(12)	(30)	(6)	(26)

Total Company	$1,094	$218	$1,000	$192

Table 1

(2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham shareholders for the twelve months ended December 31, 2012 and 2011:

	Twelve Months Ended December 31,
	2012			2011
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$890	$272	(b)	$749	$157	(g)
Vacation Exchange and Rentals	1,422	328	(c)	1,444	368	(h)
Vacation Ownership	2,269	549	(d)	2,077	515	(i)

Total Reportable Segments	4,581	1,149		4,270	1,040
Corporate and Other (a)	(47)	(104	)(e)	(16)	(84	)(e)

Total Company	$4,534	$1,045		$4,254	$956

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders

EBITDA		$1,045			$956
Depreciation and amortization		185			178
Interest expense		132			140	(j)
Early extinguishment of debt		108	(f)		12	(k)
Interest income		(8)			(24	)(l)

Income before income taxes		628			650
Provision for income taxes		229			233

Net income		399			417
Net loss attributable to noncontrolling interest		1			—

Net income attributable to Wyndham shareholders		$400			$417

(a)	Includes the elimination of transactions between segments.
(b)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(c)

Includes (i) a non-cash impairment charge of $8 million for the write-down of the ResortQuest and Steamboat Resorts tradenames, (ii) $5 million of restructuring costs incurred as a result of organizational realignment initiatives commenced during 2012, (iii) a $2 million benefit related to the reversal of an allowance associated with a previously divested asset and (iv) $1 million of acquisition costs incurred in connection with the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).

(d)	Includes (i) $2 million of restructuring costs and (ii) $1 million of acquisition costs incurred in connection with the Company’s acquisition of Shell Vacations Club during September 2012.
(e)

Includes $5 million and $16 million of a net benefit during 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(f)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(g)

Includes non-cash impairment charges of (i) $44 million primarily related to the write-down of certain franchise and management agreements and development advance notes and (ii) $13 million related to a write-down of an international joint venture.

(h)

Includes (i) a $31 million net benefit resulting from a refund of value added taxes, (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010 and (iii) a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

(i)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(j)	Includes $3 million of interest related to value added tax accruals.
(k)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.
(l)	Includes $16 million of interest income related to a refund value added taxes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the twelve months ended December 31, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Twelve Months Ended December 31,
	2012		2011
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$890	$271	$749	$214
Vacation Exchange and Rentals	1,422	340	1,444	348
Vacation Ownership	2,269	552	2,077	514

Total Reportable Segments	4,581	1,163	4,270	1,076
Corporate and Other	(47)	(109)	(16)	(100)

Total Company	$4,534	$1,054	$4,254	$976

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012		2011	2012		2011
Net revenues
Service and membership fees	$446		$434	$2,005		$2,012
Vacation ownership interest sales	337		295	1,323		1,150
Franchise fees	134		127	583		522
Consumer financing	110		105	421		415
Other	67		39	202		155

Net revenues	1,094		1,000	4,534		4,254

Expenses
Operating	454	(b)	422	1,842	(b)	1,781	(h)
Cost of vacation ownership interests	46		37	161		152
Consumer financing interest	21		25	90		92
Marketing and reservation	169		156	723		628
General and administrative (a)	185		170	666		593	(i)
Asset impairments	8	(c)	44 (e)	8	(c)	57	(e)
Restructuring	7	(d)	—	7	(d)	6	(j)
Depreciation and amortization	49		45	185		178

Total expenses	939		899	3,682		3,487

Operating income	155		101	852		767
Other income, net	—		(2)	(8	)(f)	(11	)(k)
Interest expense	35		37	132		140	(l)
Early extinguishment of debt	—		—	108	(g)	12	(m)
Interest income	(2)		(1)	(8)		(24	)(n)

Income before income taxes	122		67	628		650
Provision for income taxes	41		11	229		233	(o)

Net income	81		56	399		417
Net loss attributable to noncontrolling interest	—		—	1		—

Net income attributable to Wyndham shareholders	$81		$56	$400		$417

Earnings per share
Basic	$0.58		$0.37	$2.80		$2.57
Diluted	0.57		0.37	2.75		2.51

Weighted average shares outstanding
Basic	139		151	143		162
Diluted	141		154	145		166

(a)

Includes $2 million of a net benefit during the three months ended December 31, 2012 and $5 million and $12 million of a net benefit during the twelve months ended December 31, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(b)

Includes $1 million of costs incurred in connection with the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012). The twelve months ended December 31, 2012 also includes $1 million of costs incurred in connection with the acquisition of Shell Vacations Club (September 2012).

(c)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(d)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 and restructuring associated with the Shell acquisition.
(e)

Includes non-cash impairment charges of (i) $44 million primarily related to the write-down of certain franchise and management agreements and development advance notes and (ii) $13 million related to a write-down of an international joint venture.

(f)

Includes (i) a $2 million benefit related to the reversal of an allowance associated with a previously divested asset and (ii) a $1 million benefit from the recovery of a previously recorded impairment charge.

(g)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(h)	Includes a $4 million charge related to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(i)	Includes a $31 million net benefit resulting from a refund of value added taxes.
(j)

Includes (i) $7 million of costs incurred as a result of a strategic initiative commenced by the Company during 2010 and (ii) a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(k)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(l)	Includes $3 million of interest related to value added tax accruals.
(m)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.
(n)	Includes $16 million of interest income related to the refund of value added taxes.
(o)	Includes a benefit of $13 million related to the reversal of a tax valuation allowance.

Table 3

(1 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A

RevPAR	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
Vacation Exchange and Rentals
Average Number of Members (in 000s)	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782

Exchange Revenue Per Member	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73

Vacation Rental Transactions (in 000s) (b)	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964

Average Net Price Per Vacation Rental (b)	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
Vacation Ownership (c)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (d)	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000

Tours (e)	2012	148,000	186,000	207,000	183,000	724,000
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000

Volume Per Guest (VPG) (e)	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010), two tuck-in acquisitions (third quarter 2011) and Smoky Mountain Property Management Group (August 2012) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes the impact of the acquisition of Shell Vacations Club (September 2012) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(d)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) 1.0 beginning in the first quarter of 2010 and WAAM 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(e)	Includes the impact of WAAM 1.0 related tours beginning in the first quarter of 2010 and WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

(2 of 3)

Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000

Sales under WAAM 1.0 (in 000s) (c)	2012	$17,000	$18,000	$5,000	$10,000	$49,000
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2012	$12,000	$11,000	$4,000	$6,000	$33,000
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2012	$—	$12,000	$57,000	$30,000	$99,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(c)

Represents gross VOI sales under the Company’s WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

(d)

Represents gross VOI sales under the Company’s WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

(3 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2009-2012. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$62	$80	$88	$71	$301	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	99	98	80	345	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	22	25	23	91	19	19	21	20	79
Inter-segment Trademark Fees (c)	8	9	9	8	34	1	2	3	4	10
Owned Hotel Revenues	8	8	7	18	41	—	—	—	5	5
Ancillary Revenues (d)	18	15	22	23	78	17	19	19	17	72

Total Lodging	185	233	249	223	890	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	162	157	153	660	194	168	161	150	673
Rental Revenues	159	170	248	125	702	150	180	260	125	715
Ancillary Revenues (e)	14	16	15	15	60	12	13	15	16	56

Total Vacation Exchange and Rentals	361	348	420	293	1,422	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	342	373	337	1,323	222	313	320	295	1,150
Consumer Financing	103	102	106	110	421	102	103	105	105	415
Property Management Fees	110	108	117	125	460	110	108	105	101	424
WAAM 1.0 Commissions	12	11	4	6	33	10	11	23	21	65
Ancillary Revenues (f)	5	7	8	12	32	6	6	6	5	23

Total Vacation Ownership	501	570	608	590	2,269	450	541	559	527	2,077

Total Reportable Segments	$1,047	$1,151	$1,277	$1,106	$4,581	$955	$1,092	$1,217	$1,006	$4,270

	2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$52	$69	$82	$62	$265	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	65	76	60	251	54	66	73	53	246
Hotel Management Reimbursable Revenues (b)	21	20	18	18	77	22	23	21	19	85
Ancillary Revenues (d)	21	24	27	23	95	21	17	17	20	75

Total Lodging	144	178	203	163	688	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	161	163	153	666	185	165	164	154	668
Rental Revenues	105	115	161	114	495	96	109	157	98	460
Ancillary Revenues (e)	6	5	6	15	32	6	6	6	6	24

Total Vacation Exchange and Rentals	300	281	330	282	1,193	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	271	308	276	1,072	239	242	285	287	1,053
Consumer Financing	105	106	107	107	425	109	109	108	109	435
Property Management Fees	100	100	104	101	405	91	94	96	95	376
WAAM 1.0 Commissions (g)	3	8	12	8	31	—	—	—	—	—
Ancillary Revenues (f)	19	20	2	5	46	23	22	19	17	81

Total Vacation Ownership	444	505	533	497	1,979	462	467	508	508	1,945

Total Reportable Segments	$888	$964	$1,066	$942	$3,860	$903	$921	$1,018	$915	$3,757

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)

During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

(d)	Primarily includes additional services provided to franchisees.
(e)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(f)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(g)	The Company implemented the WAAM 1.0 sales model during the first quarter of 2010 and, as such, there is no historical data for 2009.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Securitized vacation ownership debt (a)
Term notes	$1,770	$1,702	$1,634	$1,896	$1,625
Bank conduit facility (b)	190	220	220	104	237

Securitized vacation ownership debt (c)	1,960	1,922	1,854	2,000	1,862
Less: Current portion of securitized vacation ownership debt	218	206	191	206	196

Long-term securitized vacation ownership debt	$1,742	$1,716	$1,663	$1,794	$1,666

Debt:
Revolving credit facility (due July 2016) (d)	$85	$270	$81	$47	$218
Commercial paper (e)	273	—	—	—	—
3.50% convertible notes (due May 2012) (f)	—	—	—	44	36
9.875% senior unsecured notes (due May 2014)	42	42	42	42	243
6.00% senior unsecured notes (due December 2016)	361	361	362	362	811
2.95% senior unsecured notes (due March 2017)	298	298	298	298	—
5.75% senior unsecured notes (due February 2018)	248	248	248	247	247
7.375% senior unsecured notes (due March 2020)	248	248	248	248	247
5.625% senior unsecured notes (due March 2021)	246	246	245	245	245
4.25% senior unsecured notes (due March 2022)	644	644	644	643	—
Vacation rentals capital leases	105	104	95	103	102
Other	52	68	3	1	4

Total debt	2,602	2,529	2,266	2,280	2,153
Less: Current portion of debt	326	64	11	54	46

Long-term debt	$2,276	$2,465	$2,255	$2,226	$2,107

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through August 2014 and borrowing capacity of $650 million. As of December 31, 2012, this facility had remaining borrowing capacity of $460 million.

(c)

This debt is collateralized by $2,543 million, $2,517 million, $2,490 million, $2,622 million and $2,638 million of underlying vacation ownership contract receivables and related assets as of December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, respectively.

(d)

Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of December 31, 2012, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $904 million. After considering outstanding commercial paper borrowings of $273 million, the remaining borrowing capacity was $631 million as of December 31, 2012.

(e)	Represents a $500 million commercial paper program which the Company commenced in October 2012. As of December 31, 2012, the program had a remaining borrowing capacity of $227 million.
(f)	Represents convertible notes issued by the Company during May 2009 and repaid by the Company during May 2012.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended December 31, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	112	27,651	55.2%	$110.77	$ 61.16

TRYP by Wyndham	91	13,112	56.8%	$ 96.64	$ 54.85

Wingate by Wyndham	160	14,681	55.2%	$ 82.73	$ 45.65

Hawthorn Suites by Wyndham	94	9,317	57.7%	$ 68.86	$ 39.75

Ramada	850	115,811	50.3%	$ 79.76	$ 40.13

Baymont	317	26,109	45.5%	$ 61.27	$ 27.87

Days Inn	1,826	147,808	43.4%	$ 61.29	$ 26.59

Super 8	2,314	147,512	51.5%	$ 50.72	$ 26.14

Howard Johnson	455	46,203	44.6%	$ 62.03	$ 27.65

Travelodge	445	33,213	43.2%	$ 63.06	$ 27.26

Microtel Inns & Suites by Wyndham	308	21,938	51.3%	$ 61.73	$ 31.68

Knights Inn	363	22,670	40.3%	$ 41.72	$ 16.80

Dream	5	990	69.2%	$242.53	$167.79

Night	2	422	45.9%	$119.65	$ 54.93

Total Lodging	7,342	627,437	48.2%	$ 66.05	$ 31.86

Vacation Ownership

Wyndham Vacation Ownership resorts	190	23,441	N/A	N/A	N/A

Total Wyndham Worldwide	7,532	650,878

	As of and For the Three Months Ended December 31, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	100	26,180	55.2%	$109.87	$ 60.66

TRYP by Wyndham	91	13,076	59.8%	$ 97.58	$ 58.33

Wingate by Wyndham	162	14,836	55.3%	$ 78.47	$ 43.42

Hawthorn Suites by Wyndham	74	7,036	56.3%	$ 72.93	$ 41.09

Ramada	845	114,306	49.4%	$ 77.79	$ 38.41

Baymont	259	21,605	42.9%	$ 60.63	$ 25.99

Days Inn	1,864	150,436	42.8%	$ 59.07	$ 25.31

Super 8	2,249	142,254	49.2%	$ 51.24	$ 25.19

Howard Johnson	451	45,115	43.9%	$ 59.39	$ 26.08

Travelodge	440	33,081	42.2%	$ 61.45	$ 25.95

Microtel Inns & Suites by Wyndham	315	22,441	49.0%	$ 58.62	$ 28.75

Knights Inn	349	21,698	37.8%	$ 40.37	$ 15.25

Dream	5	990	75.8%	$242.68	$183.83

Night	1	72	94.5%	$261.24	$247.00

Total Lodging	7,205	613,126	47.0%	$ 65.18	$ 30.65

Vacation Ownership

Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,367	633,929

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Year Ended December 31, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	112	27,651	58.9%	$110.28	$ 64.97

TRYP by Wyndham	91	13,112	60.7%	$ 97.49	$ 59.17

Wingate by Wyndham	160	14,681	61.0%	$ 83.43	$ 50.88

Hawthorn Suites by Wyndham	94	9,317	61.9%	$ 72.89	$ 45.13

Ramada	850	115,811	52.6%	$ 78.86	$ 41.50

Baymont	317	26,109	50.5%	$ 63.25	$ 31.96

Days Inn	1,826	147,808	48.1%	$ 63.05	$ 30.34

Super 8	2,314	147,512	54.8%	$ 53.00	$ 29.06

Howard Johnson	455	46,203	47.6%	$ 62.47	$ 29.76

Travelodge	445	33,213	48.2%	$ 66.40	$ 32.02

Microtel Inns & Suites by Wyndham	308	21,938	54.9%	$ 62.20	$ 34.14

Knights Inn	363	22,670	41.3%	$ 43.08	$ 17.78

Dream	5	990	72.1%	$216.87	$156.44

Night	2	422	57.8%	$159.04	$ 91.90

Total Lodging	7,342	627,437	51.8%	$ 67.13	$ 34.80

Vacation Ownership

Wyndham Vacation Ownership resorts	190	23,441	N/A	N/A	N/A

Total Wyndham Worldwide	7,532	650,878

	As of and For the Year Ended December 31, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)
Lodging

Wyndham Hotels and Resorts	100	26,180	58.4%	$108.27	$ 63.22

TRYP by Wyndham	91	13,076	60.5%	$103.27	$ 62.48

Wingate by Wyndham	162	14,836	59.7%	$ 80.61	$ 48.11

Hawthorn Suites by Wyndham	74	7,036	61.1%	$ 74.76	$ 45.69

Ramada	845	114,306	51.4%	$ 76.40	$ 39.29

Baymont	259	21,605	47.5%	$ 62.00	$ 29.43

Days Inn	1,864	150,436	47.0%	$ 61.42	$ 28.88

Super 8	2,249	142,254	52.1%	$ 54.32	$ 28.29

Howard Johnson	451	45,115	46.7%	$ 60.72	$ 28.33

Travelodge	440	33,081	46.7%	$ 65.12	$ 30.41

Microtel Inns & Suites by Wyndham	315	22,441	52.7%	$ 59.07	$ 31.11

Knights Inn	349	21,698	38.7%	$ 42.32	$ 16.39

Dream	5	990	75.6%	$198.31	$149.88

Night	1	72	94.0%	$241.42	$227.05

Total Lodging	7,205	613,126	50.2%	$ 66.46	$ 33.34

Vacation Ownership

Wyndham Vacation Ownership resorts	162	20,803	N/A	N/A	N/A

Total Wyndham Worldwide	7,367	633,929

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjust- ments (b)	Im- pairment Recovery (c)	Allowance Reversal (d)	Acquisition Costs (e)	Asset Im- pairment (f)	Re- structuring Costs (g)	Adjusted EBITDA
Three months ended March 31, 2012
Lodging	$185	$49	$—	$—	$—	$—	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	—	—	—	93
Vacation Ownership	501	103	—	—	—	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	—	—	—	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	—	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$—	$—	$—	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	$—	$—	$—	$—	$74
Vacation Exchange and Rentals	348	82	—	—	—	—	—	—	82
Vacation Ownership	570	150	—	—	—	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	—	—	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	$—	$—	$—	$—	$281

Three months ended September 30, 2012
Lodging	$249	$86	$—	$—	$—	$—	$—	$—	$86
Vacation Exchange and Rentals	420	123	—	—	—	—	—	—	123
Vacation Ownership	608	154	—	—	—	1	—	—	155

Total Reportable Segments	1,277	363	—	—	—	1	—	—	364
Corporate and Other (a)	(12)	(30)	1	—	—	—	—	—	(29)

Total Company	$1,265	$333	$1	$—	$—	$1	$—	$—	$335

Three months ended December 31, 2012
Lodging	$223	$62	$—	$—	$—	$—	$—	$—	$62
Vacation Exchange and Rentals	293	28	—	—	—	1	8	5	42
Vacation Ownership	590	142	—	—	—	—	—	2	144

Total Reportable Segments	1,106	232	—	—	—	1	8	7	248
Corporate and Other (a)	(12)	(28)	(2)	—	—	—	—	—	(30)

Total Company	$1,094	$204	$(2)	$—	$—	$1	$8	$7	$218

Twelve months ended December 31, 2012
Lodging	$890	$272	$—	$(1)	$—	$—	$—	$—	$271
Vacation Exchange and Rentals	1,422	328	—	—	(2)	1	8	5	340
Vacation Ownership	2,269	549	—	—	—	1	—	2	552

Total Reportable Segments	4,581	1,149	—	(1)	(2)	2	8	7	1,163
Corporate and Other (a)	(47)	(104)	(5)	—	—	—	—	—	(109)

Total Company	$4,534	$1,045	$(5)	$(1)	$(2)	$2	$8	$7	$1,054

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(e)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations Club (September 2012) and the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).
(f)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(g)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 and restructuring associated with the Shell acquisition.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Asset Impairments		Restructuring Costs		VAT Adjustments (e)	CTA Writeoff (f)	Adjusted EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	(c)	$—		$—	$—	$40
Vacation Exchange and Rentals	356	93	—	—		—		—	—	93
Vacation Ownership	450	97	—	—		(1	)(d)	—	—	96

Total Reportable Segments	955	217	—	13		(1)		—	—	229
Corporate and Other (a)	(3)	(14)	(11)	—		—		—	—	(25)

Total Company	$952	$203	$(11)	$13		$(1)		$—	$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—		$—		$—	$—	$66
Vacation Exchange and Rentals	361	106	—	—		7	(g)	(31)	—	82
Vacation Ownership	541	130	—	—		—		—	—	130

Total Reportable Segments	1,092	302	—	—		7		(31)	—	278
Corporate and Other (a)	(2)	(26)	3	—		—		—	—	(23)

Total Company	$1,090	$276	$3	$—		$7		$(31)	$—	$255

Three months ended September 30, 2011
Lodging	$222	$67	$—	$—		$—		$—	$—	$67
Vacation Exchange and Rentals	436	131	—	—		—		—	4	135
Vacation Ownership	559	149	—	—		—		—	—	149

Total Reportable Segments	1,217	347	—	—		—		—	4	351
Corporate and Other (a)	(5)	(18)	(8)	—		—		—	—	(26)

Total Company	$1,212	$329	$(8)	$—		$—		$—	$4	$325

Three months ended December 31, 2011
Lodging	$188	$(3)	$—	$44	(h)	$—		$—	$—	$41
Vacation Exchange and Rentals	291	38	—	—		—		—	—	38
Vacation Ownership	527	139	—	—		—		—	—	139

Total Reportable Segments	1,006	174	—	44		—		—	—	218
Corporate and Other (a)	(6)	(26)	—	—		—		—	—	(26)

Total Company	$1,000	$148	$—	$44		$—		$—	$—	$192

Twelve months ended December 31, 2011
Lodging	$749	$157	$—	$57	(c) (h)	$—		$—	$—	$214
Vacation Exchange and Rentals	1,444	368	—	—		7	(g)	(31)	4	348
Vacation Ownership	2,077	515	—	—		(1	)(d)	—	—	514

Total Reportable Segments	4,270	1,040	—	57		6		(31)	4	1,076
Corporate and Other (a)	(16)	(84)	(16)	—		—		—	—	(100)

Total Company	$4,254	$956	$(16)	$57		$6		$(31)	$4	$976

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a non-cash impairment charge related to a write-down of an international joint venture.
(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(e)	Relates to a net benefit resulting from a refund of value added taxes.
(f)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(g)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(h)	Relates to non-cash impairment charges primarily related to the write-down of certain franchise and management agreements and development advance notes.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2012
	As Reported	Legacy Adjustments	Acquisition Costs		Asset Impairment		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$446								$446
Vacation ownership interest sales	337								337
Franchise fees	134								134
Consumer financing	110								110
Other	67								67

Net revenues	1,094	—	—		—		—		1,094

Expenses
Operating	454		(1	)(b)					453
Cost of vacation ownership interests	46								46
Consumer financing interest	21								21
Marketing and reservation	169								169
General and administrative	185	2 (a)							187
Asset impairments	8				(8	)(c)			—
Restructuring	7						(7	)(d)	—
Depreciation and amortization	49								49

Total expenses	939	2	(1)		(8)		(7)		925

Operating income	155	(2)	1		8		7		169
Interest expense	35								35
Interest income	(2)								(2)

Income before income taxes	122	(2)	1		8		7		136
Provision for income taxes	41	— (e)	—	(e)	3	(e)	3	(e)	47

Net income attributable to Wyndham shareholders	$81	$(2)	$1		$5		$4		$89

Earnings per share
Basic	$0.58	$(0.01)	$0.01		$0.04		$0.03		$0.64
Diluted	0.57	(0.01)	0.01		0.04		0.03		0.63

Weighted average shares outstanding
Basic	139	139	139		139		139		139
Diluted	141	141	141		141		141		141

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to costs incurred in connection with the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).
(c)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(d)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 and restructuring associated with the Shell acquisition.
(e)	Relates to the tax effect of the adjustment.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2012
	As Reported	Legacy Adjust- ments		Reversal / Recovery		Acquisition Costs		Early Extinguish- ment of Debt		Asset Im- pairment		Re- structuring Costs		As Adjusted
Net revenues
Service fees and membership	$2,005													$2,005
Vacation ownership interest sales	1,323													1,323
Franchise fees	583													583
Consumer financing	421													421
Other	202													202

Net revenues	4,534	—		—		—		—		—		—		4,534

Expenses
Operating	1,842					(2	)(c)							1,840
Cost of vacation ownership interests	161													161
Consumer financing interest	90													90
Marketing and reservation	723													723
General and administrative	666	5	(a)											671
Asset impairments	8									(8	)(e)			—
Restructuring	7											(7	)(f)	—
Depreciation and amortization	185													185

Total expenses	3,682	5		—		(2)		—		(8)		(7)		3,670

Operating income	852	(5)		—		2		—		8		7		864
Other income, net	(8)			3	(b)									(5)
Interest expense	132													132
Early extinguishment of debt	108							(108	)(d)					—
Interest income	(8)													(8)

Income before income taxes	628	(5)		(3)		2		108		8		7		745
Provision for income taxes	229	(2	)(g)	(1	)(g)	1	(g)	44	(g)	3	(g)	3	(g)	277

Net income	399	(3)		(2)		1		64		5		4		468
Net loss attributable to noncontrolling interest	1	—		—		—		—		—		—		1

Net income attributable to Wyndham shareholders	$400	$(3)		$(2)		$1		$64		$5		$4		$469

Earnings per share
Basic	$2.80	$(0.02)		$(0.02)		$0.01		$0.45		$0.03		$0.03		$3.29
Diluted	2.75	(0.02)		(0.02)		0.01		0.44		0.03		0.03		3.23

Weighted average shares outstanding
Basic	143	143		143		143		143		143		143		143
Diluted	145	145		145		145		145		145		145		145

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)

Includes $2 million related to a benefit from the reversal of an allowance associated with a previously divested asset and $1 million related to the recovery of a previously recorded impairment charge.

(c)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations Club (September 2012) and the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).
(d)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(e)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(f)	Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 and restructuring associated with the Shell acquisition.
(g)	Relates to the tax effect of the adjustment.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2011
	As Reported	Legacy Adjustments	Asset Impairments		VAT Adjustments	As Adjusted
Net revenues
Service fees and membership	$434					$434
Vacation ownership interest sales	295					295
Franchise fees	127					127
Consumer financing	105					105
Other	39					39

Net revenues	1,000	—	—		—	1,000

Expenses
Operating	422					422
Cost of vacation ownership interests	37					37
Consumer financing interest	25					25
Marketing and reservation	156					156
General and administrative	170					170
Asset impairments	44		(44	)(a)		—
Depreciation and amortization	45					45

Total expenses	899	—	(44)		—	855

Operating income	101	—	44		—	145
Other income, net	(2)					(2)
Interest expense	37					37
Interest income	(1)		—			(1)

Income before income taxes	67	—	44			111
Provision for income taxes	11	3 (b)	17	(c)	7 (d)	38

Net income attributable to Wyndham shareholders	$56	$(3)	$27		$(7)	$73

Earnings per share
Basic	$0.37	$(0.02)	$0.18		$(0.05)	$0.49
Diluted	0.37	(0.02)	0.18		(0.05)	$0.47

Weighted average shares outstanding
Basic	151	151	151		151	151
Diluted	154	154	154		154	154

Note: EPS amounts may not add across due to rounding.

(a)	Relates to non-cash impairment charges primarily due to the write-down of certain franchise and management agreements and development advance notes.
(b)	Relates to the reversal of certain legacy tax liabilities resulting from our separation from Cendant.
(c)	Relates to the tax effect of the adjustment.
(d)

Relates to additional tax adjustments from the utilization of foreign tax credits generated from the value added tax refund and related interest income recorded during the second and third quarters of 2011.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2011
	As Reported	Early Extinguish- ment of Debt		Tax Valuation Allowance	Legacy Adjust- ments		Asset Im- pairments		Re- structuring Costs		VAT Adjust- ments		CTA Write- off		As Ad- justed
Net revenues
Service fees and membership	$2,012														$2,012
Vacation ownership interest sales	1,150														1,150
Franchise fees	522														522
Consumer financing	415														415
Other	155														155

Net revenues	4,254	—		—	—		—		—		—		—		4,254

Expenses
Operating	1,781												(4	)(j)	1,777
Cost of vacation ownership interests	152														152
Consumer financing interest	92														92
Marketing and reservation	628														628
General and administrative	593				12	(c)					31	(g)			636
Asset impairment	57						(57	)(e)							—
Restructuring	6								(6	)(f)					—
Depreciation and amortization	178														178

Total expenses	3,487	—		—	12		(57)		(6)		31		(4)		3,463

Operating income	767	—		—	(12)		57		6		(31)		4		791
Other income, net	(11)				4	(d)									(7)
Interest expense	152	(12	)(a)								(3	)(h)			137
Interest income	(24)										16	(i)			(8)

Income before income taxes	650	12		—	(16)		57		6		(44)		4		669
Provision for income taxes	233	5	(k)	13 (b)	(2	)(l)	22	(k)	1	(k)	(17	)(k)	—	(k)	255

Net income attributable to Wyndham shareholders	$417	$7		$(13)	$(14)		$35		$5		$(27)		$4		$414

Earnings per share
Basic	$2.57	$0.04		$(0.08)	$(0.08)		$0.21		$0.03		$(0.17)		$0.02		$2.55
Diluted	2.51	0.04		(0.08)	(0.08)		0.21		0.03		(0.17)		0.02		$2.49

Weighted average shares outstanding
Basic	162	162		162	162		162		162		162		162		162
Diluted	166	166		166	166		166		166		166		166		166

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011.
(b)	Relates to the reversal of a tax valuation allowance.
(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(d)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation.
(e)	Relates to non-cash impairment charges due to a write-down of certain franchise and management agreements and development advance notes and the write-down of an international joint venture.
(f)	Primarily relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(g)	Relates to a net benefit resulting from a refund of value added taxes.
(h)	Relates to interest on value added tax accruals.
(i)	Relates to interest income associated with a refund of value added taxes.
(j)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(k)	Relates to the tax effect of the adjustments.
(l)	Relates to the tax effect of the adjustments and the reversal of certain legacy tax liabilities resulting from our separation from Cendant.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period. During the fourth quarter of 2012, the Company modified its definition of free cash flow to exclude the impact of development advances.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Twelve Months Ended December 31,
	2012	2011
Net cash provided by operating activities	$1,004	$1,003
Less: Property and equipment additions	(208)	(239)

Free cash flow	$796	$764

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2012	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM 1.0	(17)	(18)	(5)	(10)	(49)

Gross VOI sales, net of WAAM 1.0 sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)

Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011
Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010
Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009
Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting (b)	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

Note: Amounts may not add due to rounding.

(a)	Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.
(b)	Represents the revenue that is deferred under the percentage of completion method of accounting.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104

Note: Amounts may not add across due to rounding.